UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 16, 2011

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2011, Brown-Forman Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exibit 99.1 and incorporated by reference herein, announcing that Joan C. Lordi Amble has been elected to the Company’s Board of Directors, effective November 16, 2011.  In addition, Ms. Amble has been appointed to the Audit Committee of the Board.  Neither Ms. Amble nor any member of her immediate family is a party to any past or curently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.  A summary of the compensation the Company provides its non-employee Directors is set forth in Item 5.02 of the Form 8-K filed by the Company on July 29,2011.

Item 7.01.  Regulation FD Disclosure.

On November 17, 2011, the Company issued a press release announcing that its Board of Directors increased its regular quarterly cash dividend on its Class A and Class B Common Stock to $0.35 per share.  Stockholders of record on December 6, 2011 will receive the quarterly cash dividend on December 27, 2011.  A copy of the press release is furnished herewith as Exibit 99.2. The information furnished pursuant to this Item 7.01 (and the related information in Exhibit 99.2) shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1           Brown-Forman Corporation Press Release dated November 16, 2011
99.2           Brown-Forman Corporation Press Release dated November 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

November 17, 2011                                           /s/  Nelea A. Absher
(Date)	Nelea A. Absher
Vice President, Associate General Counsel and Assistant Corporate Secretary

Exhibit Index

Exhibit
Number                      Description

99.1                      Brown-Forman Corporation Press Release dated November 16, 2011
99.2                      Brown-Forman Corporation Press Release dated November 17, 2011